UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2023

EVe Mobility Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41167	98-1595236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(302) 273-0014
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	EVE.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	EVE	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	EVE WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2023, the Board of Directors (the “Board”) of EVe Mobility Acquisition Corp., a Cayman Islands exempted company (“EVe”), approved the resignations of each of Scott Painter as Chief Executive Officer of EVe, Georg Bauer as President of EVe, Jim Nguyen as Chief Operating Officer of EVe and Kash Sheikh as Chief Financial Officer of EVe.

On October 2, 2023, the Board appointed each of Maximilian A. Staedtler as Chief Executive Officer of EVe, Osman Ahmed as President of EVe and Curtis Pierce as Chief Financial Officer of EVe.

Mr. Staedtler, age 31, serves as the Chief Executive Officer of EVe. Mr. Staedtler is a Partner and Managing Director at 10X Capital, a New York and Miami-based multi-strategy investment firm, where he leads a deal team of capital markets, M&A, private equity, and legal professionals. Mr. Staedtler's experience includes deal sourcing, growth equity investing, M&A advisory, capital markets, credit analysis, and structuring across industries such as enterprise software, financial technology, healthcare, and diversified industrials. Prior to joining 10X Capital, Mr. Staedtler was an investment banker in the Goldman Sachs Group, Inc. (NYSE: GS) Technology, Media & Telecommunications (TMT) investment banking unit, based in San Francisco. He advised on transactions including direct listings, IPOs, follow-ons, SPACs, mergers & acquisitions, leveraged buyouts, and private placements of equity and debt securities. Closed deals include Coinbase Global Inc (NASDAQ: COIN), Lemonade Inc (NYSE: LMND), Marqeta Inc (NASDAQ: MQ), Upstart Holdings (NASDAQ: UPST), BMC Software Inc, Dell Technologies Inc (NYSE: Dell), Gigamon (acquired by affiliates of Elliott Management), Mark Forged (NYSE: MKFG), and others. Mr. Staedtler graduated summa cum laude from Florida International University's College of Business.

Mr. Ahmed, age 37, serves as President of EVe. Mr. Ahmed is a Managing Director and Head of Private Equity at 10X Capital. He has over 12 years of principal investment, advisory, and operating experience. Prior to joining 10X Capital, Mr. Ahmed was the CEO of Founder SPAC, a $321M special purpose acquisition company focused on digital transformation. Founder SPAC successfully completed its merger with Rubicon Technologies (NYSE: RBT) in August 2022. Previously, Mr. Ahmed was an investor at KCK Group, a private markets investor. He also served as CFO of Beehive Industries, a KCK Group Portfolio company. Mr. Ahmed previously has held roles at Volition Capital, Scale Venture Partners, and Stifel Financial (NYSE: SF). Throughout his career, Mr. Ahmed has executed leveraged buyout, special situations, and growth equity investments in technology, business services, industrials, and healthcare. Prior closed deals include: Harvest Food Distributors, Sherwood Food Distributors, Hibernia Networks (acquired by GTT), RingCentral (NYSE: RNG), TraceLink, Al Fakher Tobacco, Better.com (NASDAQ: BETR), and others. Mr. Ahmed holds a B.S. in Computer Science from the University of Southern California and an M.B.A. from the University of Chicago Booth School of Business. He currently sits on the board of directors of Rubicon Technologies (NYSE: RBT) and serves as the company's lead independent director.

Mr. Pierce, age 28, serves as Chief Financial Officer of EVe. Mr. Pierce has experience sourcing, evaluating, structuring, and executing transactions and investments in technology, media, telecommunications, and diversified industries. Mr. Pierce is a Vice President at 10X Capital responsible for investment and capital markets activities across 10X Capital’s SPAC sponsorship and venture capital businesses. At 10X Capital, he led firm investments in Cerebras Systems, TRADE X, Maisonette, and Block Training. Prior to joining 10X Capital, Mr. Pierce was an investment banker at Wells Fargo Securities in the equity capital markets group covering technology, media, and telecommunications verticals as well as SPAC advisory. Mr. Pierce has extensive SPAC and capital markets experience having executed more than 20 SPAC transactions and related financings and over $40 billion in transaction value across public and private capital markets. Mr. Pierce graduated magna cum laude from the University of Utah’s David Eccles School of Business with an Honors Bachelor of Science in Finance. He also serves as the President and Chairman of the New York City Chapter of the University of Utah Alumni Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2023	EVe Mobility Acquisition Corp

	By:	/s/ Curtis Pierce
	Name:	Curtis Pierce
	Title:	Chief Financial Officer

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